UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 10, 2008

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 11, 2008, Nevada Gold & Casinos, Inc. (the "Company") announced that it entered into a Management Agreement (the “Agreement”) with Oceans Casino Cruises, Inc., the parent company of SunCruz Casinos. In return for its management services, the Company will receive a base fee of $1.0 million annually plus incentive fees equal to 25% of operating results exceeding certain annual profitability thresholds. The Agreement extends through December 31, 2010, subject to certain early termination provisions.

The Agreement and Press Release dated November 11, 2008 are filed herewith.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Management Agreement dated November 10, 2008 between Nevada Gold & Casinos, Inc. and Oceans Casino Cruises, Inc.
99.1	Press Release dated November 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: November 12, 2008	By:	/s/ Ernest E. East
Ernest E. East
Senior Vice President

INDEX TO EXHIBITS

Item	Exhibit
10.1	Management Agreement dated November 10, 2008 between Nevada Gold & Casinos, Inc. and Oceans Casino Cruises, Inc.
99.1	Press Release dated November 11, 2008